                                                                               .
                                                                               .
                                                                               .

                                                                     EXHIBIT 21.

                            TEAM HEALTH SUBSIDIARIES
                                (AS OF 01/01/04)

NAME (STATE OF INCORPORATION)
-----------------------------
1.   TEAM HEALTH, INC. (TN)
     WHOLLY OWNED SUBSIDIARIES OF TEAM HEALTH, INC.
2.   Access Nurse PM, Inc. (UT)
3.   After Hours Pediatrics, Inc. (FL)
4.   Charles L. Springfield, Inc. (CA)
5.   Clinic Management Services, Inc. (TN)
6.   Correctional Healthcare Advantage, Inc. (FL)
7.   Daniel & Yeager, Inc. (AL)
8.   Drs. Sheer, Ahearn & Associates, Inc. (FL)
9.   Emergency Coverage Corporation (TN)
10.  Emergency Physician Associates, Inc. (NJ)
11.  Erie Shores Emergency Physicians, Inc. (OH)
12.  Greenbrier Emergency Physicians, Inc. (WV)
13.  Emergency Professional Services, Inc. (OH)
14.  Fischer Mangold, a California Partnership (CA)
15.  Health Care Alliance, Inc. (WV)
16.  Herschel Fischer, Inc. (CA)
17.  IMBS, Inc. (FL)
18.  InPhyNet Contracting Services, Inc. (FL)
19.  InPhyNet Hospital Services, Inc. (FL)
20.  InPhyNet South Broward, Inc. (FL)
21.  Karl G. Mangold, Inc. (CA)
22.  Kelly Medical Services Corporation (WV)
23.  Med: Assure Systems, Inc. (TN)
24.  Medical Management Resources, Inc. (FL)
25.  Medical Services, Inc. (WV)
26.  Metroamerican Radiology, Inc. (NC)
27.  Mt. Diablo Emergency Physicians, a California General
     Partnership (CA)
28.  Northwest Emergency Physicians, Incorporated (WA)
29.  Paragon Contracting Services, Inc. (FL)
30.  Paragon Healthcare Limited Partnership (FL)
31.  Paragon Imaging Consultants, Inc. (FL)
32.  Physician Integration Consulting Services, Inc. (CA)
33.  Quantum Plus, Inc. (CA)
34.  Reich, Seidelmann & Janicki Co. (OH)
35.  Rosendorf, Margulies, Boruschok & Schoenbaum Radiology
     Associates of Hollywood, Inc. (FL)
36.  Southeastern Emergency Physicians of Memphis, Inc. (TN)
37.  Southeastern Emergency Physicians, Inc. (TN)
38.  Spectrum Cruise Care, Inc. (DE)
39.  Spectrum Healthcare Nationwide, Inc. (DE)
40.  Spectrum Healthcare Resources of Delaware, Inc. (DE)

NAME (STATE OF INCORPORATION)
-----------------------------
41.  Spectrum Healthcare Resources, Inc. (DE)
42.  Spectrum Healthcare Services, Inc. (DE)
43.  Spectrum Healthcare, Inc. (DE)
44.  Spectrum Primary Care of Delaware, Inc. (DE)
45.  Spectrum Primary Care, Inc. (DE)
46.  Team Anesthesia, Inc. (TN)
47.  Team Health Anesthesia Management Services, Inc. (CA)
48.  Team Health Billing Services, LP (TN)
49.  Team Health Financial Services, Inc. (TN)
50.  Team Health Southwest, LP (DE)
51.  Team Radiology, Inc. (NC)
52.  TH Contracting Midwest, LLC (MO)
53.  The Emergency Associates for Medicine, Inc. (FL)